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Exhibit 3.56

CORPORATE RECORDS

OF

*****

INCORPORATED UNDER THE LAWS

OF THE

STATE OF OHIO

*****

LAW OFFICES

OF

REGULATIONS

ARTICLE I—OFFICES

        1.     The registered office of the corporation shall be at

        2.     The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II—SEAL

        1.     The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Ohio."

ARTICLE III—SHAREHOLDERS' MEETING

        1.     Meetings of the shareholders shall be held at the office of the corporation or at such other place or places, either within or without the State of Ohio, as may from time to time be selected.

        2.     The annual meeting of the shareholders, shall be held on the                        of            in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at            o'clock    .M., when they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. If the annual meeting shall not be called and held during any calendar year, any shareholder may call such meeting at any time thereafter.

        3.     The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter, and, unless otherwise provided by statute the acts, at a duly organized meeting, of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present are entitled to cast shall be the acts of the shareholders. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Adjournment or adjournments of any annual or special meeting may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen days each, as may be directed by shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of directors until such directors have been elected. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

        4.     A person who is entitled to attend a shareholders' meeting, to vote thereat, or to execute consents, waivers, or releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person. A telegram or cablegram appearing to have been transmitted by such person or a photographic, photostatic, or equivalent reproduction of a writing, appointing a proxy is a sufficient writing. No appointment of a proxy shall be valid after the expiration of eleven months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force. Every appointment of a proxy shall be revocable unless such appointment is coupled with an interest. A revocation of a revocable appointment may be made only as provided in this section. Without affecting any vote previously taken, the person appointing a proxy may revoke a revocable appointment by a later appointment received by the corporation or by giving notice of revocation to the corporation in writing or in open meeting. The presence at a meeting of the person appointing a proxy does not revoke the appointment. A revocable appointment of a proxy is not revoked by the death or incompetency of the maker unless, before the vote is taken or the authority granted is otherwise exercised, written notice of such death or incompetency is received by the corporation from the executor or administrator of the estate of such maker or from the fiduciary having control of the shares in respect of which the proxy was appointed.

        5.     Written notice of the annual meeting shall be given to each shareholder entitled to vote thereat, at least ten days prior to the meeting.

        6.     The directors, in advance of any meeting of shareholders, may appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the officer or person acting as chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment. If there are three or more inspectors, the decision, act, or certificate of a majority of them shall be effective in all respects as the decision, act or certificate of all. The inspectors shall do all such acts as are proper to conduct the election or vote with fairness to all shareholders. On request, the inspectors shall make a report in writing of any challenge, question, or matter determined by them and execute a certificate of any fact found by them. The certificate of the inspectors shall be prima facie evidence of the facts stated therein and of the vote as certified by them.

        7.     Special meetings of the shareholders may be called at any time by the President, or the Board of Directors, or shareholders entitled to cast at least one-fifth of the votes which all shareholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after the receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

        8.     Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all shareholders entitled to vote are present and consent.

        9.     Written notice of a special meeting of shareholders stating the time and place and object thereof, shall be given to each shareholder entitled to vote thereat at least ten days before such meeting, unless a greater period of notice is required by a statute in a particular case.

        10.   The officer or agent having charge of the transfer books shall make at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and number of shares held by each, which list shall be produced at any meeting of shareholders upon the request of any shareholder. Such list shall be kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote in person or by proxy, at any meeting of shareholders.

ARTICLE IV—DIRECTORS

        1.     The business of this corporation shall be managed by its Board of Directors,                        in number. The directors need not be residents of this State or shareholders in the corporation. They shall be elected by the shareholders, at the annual meeting of shareholders of the corporation, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify. Whenever all the shares of the corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be less than three but not less than the number of shareholders. Whenever there are three or more shareholders, there must be at least three directors.

        2.     In addition to the powers and authorities by these Regulations expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles or by these Regulations directed or required to be exercised or done by the shareholders.

        3.     The meetings of the Board of Directors may be held at such place within this State, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

        4.     Each newly elected Board may meet at such place and time as shall be fixed by the shareholders at the meeting at which such directors are elected and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.

        5.     Regular meetings of the Board shall be held without notice on the                        at the registered office of the corporation, or at such other time and place as shall be determined by the Board.

        6.     Special meetings of the Board may be called by the President on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors in office.

        7.     A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. Any action which may be taken at a meeting of the directors may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the directors and shall be filed with the Secretary of the corporation.

        8.     Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board PROVIDED, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE V—OFFICERS

        1.     The executive officers of the corporation shall be chosen by the directors and shall be a President, Secretary and Treasurer, who need not be directors. The Board of Directors may also choose a Vice President and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

        2.     The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

        3.     The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

        4.     The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and directors; he shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He shall be EX-OFFICIO a member of all committees, and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.

        5.     The Secretary shall attend all sessions of the Board and all meetings of the shareholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

        6.     The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

ARTICLE VI—VACANCIES

        1.     If the office of any officer or agent, one or more, becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

        2.     Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

ARTICLE VII—CORPORATE RECORDS

        1.     The corporation shall keep at the registered office or principal place of business, correct and complete books and records of account, together with minutes of the proceedings of its incorporators, shareholders, directors, and committees of the directors, and records of its shareholders showing their names and addresses and the number and class of shares issued or transferred of record to or by them from time to time. Such list or lists when certified by the officer or agent in charge of the transfers of shares shall be prima facie evidence of the facts shown therein.

        2.     Any shareholder of the corporation, upon written demand stating the specific purpose thereof, shall have the right to examine in person or by agent or attorney at any reasonable time and for any reasonable and proper purpose, the articles of the corporation, its regulations, its books and records of account, minutes, and records of shareholders aforesaid, and voting trust agreements, if any, on file with the corporation, and to make copies or extracts thereof. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the corporation at its registered office in this State or at its principal place of business.

ARTICLE VIII—SHARE CERTIFICATES, DIVIDENDS, ETC.

        1.     The share certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the

        2.     Transfers of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

        3.     For any lawful purposes, including, without limitation, the determination of the shareholders who are entitled to: (1) receive notice of or to vote at a meeting of shareholders; (2) receive payment of any dividend or distribution; (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (4) participate in the execution of written consents, waivers, or releases; the directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (1), (2) and (3) above, shall not be more than sixty days, preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be. The directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for including the date of the meeting of the shareholders. If no record date is fixed therefor, the record date for determining the shareholders who are entitled to receive notice of, or who are entitled to vote, at a meeting of shareholders, shall be the date next preceding the day on which notice is given, or the date next preceding the day on which the meeting is held, as the case may be.

        4.     In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe in accordance with law.

        5.     The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Articles of Incorporation.

        6.     Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

ARTICLE IX—MISCELLANEOUS PROVISIONS

        1.     All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

        2.     The fiscal year shall begin on the first day of

        3.     Written notice stating the time, place and purposes of a meeting of the shareholders shall be given either by personal delivery or by mail; (1) to each shareholder of record entitled to notice of the meeting; (2) by or at the direction of the President or the Secretary or any other person required or permitted by the regulations to give such notice. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

        4.     Notice of the time, place, and purposes of any meeting of shareholders or directors, as the case may be, whether required by law, the articles, or the regulations, may be waived in writing, either before or after the holding of such meeting, by any shareholder, or by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder or any director at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting.

        5.     One or more directors or shareholders may participate in a meeting of the Board, of a committee of the Board or of the shareholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

        6.     Except as otherwise provided in the articles or regulations of this corporation, any action which may be taken at a meeting of the shareholders or a class of shareholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the corporation.

        7.     Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

ARTICLE X—ANNUAL STATEMENT

        1.     At the annual meeting of shareholders, or the meeting held in lieu thereof, every corporation shall lay before the shareholders a financial statement which may be consolidated, consisting of:

          (A)  A balance sheet containing a summary of the assets, liabilities, stated capital, and surplus (showing separately any capital surplus arising from unrealized appreciation of assets, other capital surplus, and earned surplus) as of a date not more than four months before such meeting; if such meeting is an adjourned meeting, said balance sheet may be as of a date not more than four months before the date of the meeting as originally convened; provided, if a consolidated financial statement is laid before the shareholders the consolidated balance sheet shall show separately or disclose by a note the amount of consolidated surplus which does not constitute under the Revised Code earned surplus of the corporation or any of its subsidiaries and which is not classified as stated capital or capital surplus on such consolidated balance sheet.

          (B)  A statement of profit and loss and surplus, including a summary of profits, dividends paid, and other changes in the surplus accounts for the period commencing with the date marking the end of the period for which the last preceding statement of profit and loss required under this section was made and ending with the date of said balance sheet. The financial statement shall have appended thereto an opinion signed by the President or a Vice President or the Treasurer or an Assistant Treasurer of the corporation or by a public accountant or firm of public accountants to the effect that the financial statement presents fairly the financial position of the corporation and the results of its operations in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding period, or such other opinion as is in accordance with sound accounting practice. Upon the written request of any shareholder made within sixty days after notice of any such meeting has been given, the corporation, not later than the fifth day after receiving such request or the fifth day before such meeting, whichever is the later date, shall mail to such shareholder a copy of the financial statement laid or to be laid before the shareholders at such meeting.

ARTICLE XI—AMENDMENTS

        1.     These Regulations may be amended or repealed by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting of the shareholders, duly convened after notice to the shareholders of that purpose.

UNANIMOUS CONSENT IN LIEU OF
FIRST MEETING OF INCORPORATOR

        THE UNDERSIGNED, being all of the incorporators of the above named corporation, a corporation organized under the laws of the State of Ohio, hereby adopt the following preambles and resolutions:

        RESOLVED, That subscriptions to shares of the corporation in an amount at least equal to the stated capital set forth in the Articles as that with which the corporation will begin business be accepted, and that a plan be adopted in accordance with which the shares will be issued.

        WHEREAS any individual or partnership holding original issue common shares in a domestic small business corporation will benefit under the provisions of Section 1244 of the Internal Revenue Code in the event that their shares are disposed of at a loss or become worthless, by having the loss considered an ordinary loss up to $50,000.00 per taxable year ($100,000.00 on a joint return), and

        WHEREAS a small business corporation is defined as one in which the aggregate amount of money and other property received by the corporation for stock, as a contribution to capital and as paid in surplus, does not exceed $1,000,000.00; and the corporation has derived more than 50% of its gross income for the five most recent taxable years from sources other than royalties, rents, dividends, interest, annuities or gains from the sale of securities;

        RESOLVED, That in order for the shareholders of the corporation to enjoy the benefits of Section 1244 of the Internal Revenue Code of 1986, the proper officers of the corporation are hereby directed to issue the shares of the corporation in such manner as to comply with the conditions of Section 1244 and to see that all the required records are maintained and the share certificates are marked "Section 1244 Shares."

        WHEREAS, the following offer(s) has/have been made to the corporation in consideration of the issuance of full paid and non-assessable shares of the corporation:

        WHEREAS, In the judgement of the incorporators of this corporation, said offer(s) is/are good and sufficient consideration for the shares demanded therefor and necessary for the business of this corporation.

        Now, therefore, be it

        RESOLVED, That the aforesaid offer(s) be and is/are hereby accepted and that the President and Secretary of this corporation be and they hereby are authorized and directed to issue and deliver in accordance with said offer(s) certificate(s) representing full paid and non-assessable shares of this corporation to the said

        RESOLVED, That the shareholders of this corporation immediately proceed to adopt regulations, elect directors and transact any other necessary business.

Dated:

UNANIMOUS CONSENT IN LIEU OF
FIRST MEETING OF BOARD OF DIRECTORS

        THE UNDERSIGNED, being all of the directors of the above named corporation, a corporation organized under the laws of the State of Ohio, hereby adopt the following resolutions:

        RESOLVED, That the following persons be appointed to the offices set opposite their respective names, to serve for one year and until their successors are chosen and qualify:

        RESOLVED, That the share certificates of this corporation shall be in the form submitted.

        RESOLVED, That the seal, an impression of which is herewith affixed, be adopted as the corporate seal of this corporation.

        RESOLVED, That the Secretary is hereby authorized and directed to procure the proper corporate books, and the Treasurer be and is hereby authorized to pay all fees and expenses incident to and necessary for the organization of the corporation.

        RESOLVED, That the Board of Directors be and they hereby are authorized to issue the remaining capital stock of this corporation to the full amount or number of shares authorized by the Articles of Incorporation, in such amounts and proportions as from time to time shall be determined by the Board, and to accept in full or in part payment thereof such property as the Board may determine shall be good and sufficient consideration and necessary for the business of the corporation.

        RESOLVED, That the officers of the corporation are authorized and directed to investigate the advantages of the corporation being taxed under Subchapter "S" of the Internal Revenue Code and if found to be advisable, recommend to the shareholders that they execute the required forms and have them timely filed with the District Director of Internal Revenue and the Pennsylvania Department of Revenue.

Dated:

UNANIMOUS CONSENT IN LIEU OF
FIRST MEETING OF SHAREHOLDERS

        THE UNDERSIGNED, being all of the shareholders of the above named corporation, a corporation organized under the laws State of Ohio, hereby adopt the following resolutions:

        RESOLVED, That the Secretary be instructed to cause a copy of the Articles of Incorporation which were filed with the Department of State to be prefixed to the minutes, and

        FURTHER RESOLVED, That the minutes of the meeting of incorporators be approved.

        RESOLVED, That the Articles of Incorporation be and they are hereby accepted and that this corporation proceed to do business thereunder.

        RESOLVED, That the form of Regulations submitted for the regulation of the affairs of the corporation be adopted and the Secretary be instructed to cause the same to be inserted in the minute book immediately following the copy of the Articles of Incorporation.

        RESOLVED, That

is/are designated to constitute the Board of Directors of this corporation, to hold office for the ensuing year and until (a) successor(s) is/are chosen and qualified.

        RESOLVED, That in compliance with the laws of the State of Ohio, this corporation have and continuously maintain a registered office within the State of Ohio and have an agent at all times in charge thereof, upon which agent process against this corporation may be served, and that the books and records of the corporation shall be available for examination by any shareholder for any proper purpose as provided by law.

        RESOLVED, That the proper officers of the corporation be and they are hereby authorized and directed on behalf of the corporation, and under its corporate seal, to make and file such certificate, report or other instrument as may be required by law to be filed in any state, territory, or dependency of the United States, or in any foreign country, in which said officers shall find it necessary or expedient to file the same to authorize the corporation to transact business in such state, territory, dependency or foreign country.

Dated:

WAIVER OF NOTICE
SPECIAL MEETING OF THE BOARD OF DIRECTORS

        WE, THE UNDERSIGNED, being the directors elected by the shareholders of the above named corporation, DO HEREBY WAIVE NOTICE of the time, place and purpose of a special meeting of the Board of Directors of said corporation.

        We designate the                        day of                        at                         o'clock    M. as the time, and                        as the place of said meeting; the purpose of said meeting is to consider the adoption of a medical expense reimbursement plan.

Dated:

MINUTES OF A SPECIAL MEETING OF
THE BOARD OF DIRECTORS

        A special meeting of the Board of Directors was held on the                        day of                        , at                        o' clock    .M., at                         pursuant to written waiver of notice thereof signed by all the directors, fixing said time and place.

                                acted as Chairman and                        served as Secretary of the meeting.

        The Chairman announced that the following Directors, constituting the full Board of Directors of this corporation were present:

        The Chairman stated that the purpose of the meeting was to approve and adopt a medical expense reimbursement plan, a copy of which was presented to those present.

        Upon motion duly made, seconded and carried, it was

        RESOLVED, That the medical expense reimbursement plan, a copy of which is attached to and made a part of these minutes, be adopted and that the proper officers are hereby authorized to take the necessary steps to implement said plan.

        There being no further business, the meeting upon motion adjourned.

Secretary

MEDICAL EXPENSE REIMBURSEMENT PLAN

        Under Internal Revenue Code Section 105 an employee of a small corporation may receive reimbursements for medical expenses incurred by him for himself, his spouse and dependents. The payments received are not taxable as income to the recipient and at the same time qualify as deductible business expenses of the corporation.

        In order to qualify as a noninsured Medical Expense Reimbursement Plan with tax-exempt benefits, the plan must meet two requirements:

          1.     It must not discriminate in favor of someone who is highly compensated by being among the employer's five highest paid officers, a shareholder owning more than 10% in value of the employer's stock, or among the highest paid 25% of all employees who are not officers of shareholders.

          2.     It must benefit 70% or more of all employees, or 80% or more of all those eligible to participate in the plan. Employees who have not completed three years of service, are under age 25, are part-time seasonal or nonresident alien employees, or those covered by an agreement between representatives and the employer (as in the case of a labor union contract with a medical plan) need not be included.

          3.     The plan should be adopted by resolution of the board of directors and followed in practice.

        (The above rules, in effect prior to the enactment of Code Section 89 nondiscrimination rules, have been reinstated with the retroactive repeal of Code Section 89.

        Code Section 89 proved to be an administrative nightmare requiring tremendous compliance efforts on the part of employers. After intensive lobbying by the business community, Congress realized that these rules could prove to have a negative effect on employer decisions as to whether or not to provide, or continue to provide, benefits to employees.)

November, 1989

MEDICAL EXPENSE REIMBURSEMENT
PLAN OF

        This corporation does hereby establish a Medical Expense Reimbursement Plan, hereinafter referred to as the "Plan", for the benefit of those of its employees who now, or who will subsequently, meet the following requirements and hereinafter be referred to as a "participant":

        1.     REIMBURSEMENT FOR MEDICAL CARE EXPENSE:

          (a)   The corporation shall from time to time reimburse any participant of the Plan, who is employed by the corporation on a full-time basis, for all expenses incurred by such participant for the medical care as defined in Section 213 of the Internal Revenue Code of such participant, his spouse, and his qualified dependents under Section 152 of the Internal Revenue Code.

          (b)   The Company may pay any or all of the qualified medical expenses directly or reimburse the participant for such expenses.

          (c)   The reimbursement to, or the payment on behalf of, any one participant including his spouse and his dependents, shall be limited to            in any one fiscal year of the company.

          (d)   The participant shall present the bill or bills for medical expenses to the corporation before the corporation shall be obligated to pay or reimburse the participant. A failure to submit a bill or proof of payment may at the discretion of the Company, terminate such individual's right to reimbursement.

        2.     Reimbursement under this Plan shall be excess coverage only over any insurance plan or payment received from any other source.

        3.     This plan may be terminated or amended at any time by majority vote of the Board of Directors of the corporation; however such termination or amendment shall not affect any right to claim reimbursement for medical expenses incurred prior to such termination or amendment.

QuickLinks

  Exhibit 3.56
ARTICLE X—ANNUAL STATEMENT
ARTICLE XI—AMENDMENTS
UNANIMOUS CONSENT IN LIEU OF FIRST MEETING OF INCORPORATOR
UNANIMOUS CONSENT IN LIEU OF FIRST MEETING OF BOARD OF DIRECTORS
UNANIMOUS CONSENT IN LIEU OF FIRST MEETING OF SHAREHOLDERS
WAIVER OF NOTICE SPECIAL MEETING OF THE BOARD OF DIRECTORS
MINUTES OF A SPECIAL MEETING OF THE BOARD OF DIRECTORS
MEDICAL EXPENSE REIMBURSEMENT PLAN
MEDICAL EXPENSE REIMBURSEMENT PLAN OF